Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact: Douglas Beck 703.934.3820 or Lynn Morgen/Betsy Brod MBS Value Partners 212.750.5800

ICF International Reports Fourth Quarter and 2006 Full-Year Results

FAIRFAX, VA, March 20, 2007 - ICF International, Inc. (Nasdaq: ICFI), a leading provider of consulting services and technology solutions to government and commercial clients, today reported full-year net income of US$11.9 million, which was 3.6% of revenue of $331.3 million for the year ended December 31, 2006, and fourth quarter net income of $9.2 million, which was 8.1% of revenue of $113.9 million for the fourth quarter of 2006.

Fourth-Quarter Results

Fourth quarter 2006 revenue of $113.9 million was up 5.7% sequentially from the $107.8 million reported for the 2006 third quarter. In the 2005 fourth quarter, ICF generated revenue of $51.8 million.

Fourth quarter 2006 net income was $9.2 million, or $0.65 per diluted share. In the 2006 third quarter, the Company reported net income of $3.0 million, or $0.28 per diluted share, including a non-recurring incentive compensation charge of $2.7 million. Several factors accounted for the difference in net income in the sequential quarters, including: lower fourth-quarter costs for incentive compensation, business development, and health benefits; interest income of $0.1 million in the fourth quarter compared to interest expense of $1.2 million in the third quarter, and a substantially lower tax rate in the fourth quarter. In the 2005 fourth quarter, the Company incurred a net loss of $1.0 million, which included non-recurring, pre-tax, non-cash charges of $3.9 million, representing a $2.1 million charge related to the acceleration of stock-option vesting and a $1.8 million charge attributable to the change in the estimated life of intangible assets related to a prior acquisition.

Revenue from The Road Home contract was $60.5 million in the 2006 fourth quarter, compared to $55 million in the 2006 third quarter. ICF was awarded this contract in June 2006 by the State of Louisiana’s Office of Community Development.

On January 10, 2007, ICF announced the acquisition of the Arlington, Virginia-based Energy and Environmental Analysis (EEA), Inc., a 27-person consulting firm that specializes in energy market analyses, modeling, transportation and energy technology, and environmental advisory services. The combined expertise and analytical tools of the firm are expected to provide strategic product and business development opportunities.

On January 23, 2007, ICF announced the acquisition of Advanced Performance Consulting Group (APCG), a 29-person Washington, D.C.-based consulting firm specializing in assisting federal agencies to improve business performance during times of increasing budget pressures, regulatory compliance requirements and technology-driven change. APCG’s specialized consulting services complement ICF’s ability to provide end-to-end client solutions.

“In the 2006 fourth quarter, ICF reported solid financial results, utilizing our specialized domain experience to advise and implement projects for a diversified group of government and commercial clients,” commented Sudhakar Kesavan, Chairman and Chief Executive Officer. “We succeeded in winning important re-competitions, gaining new contracts, and negotiating two small, yet strategic acquisitions,” added Mr. Kesavan.

Full-Year 2006 Results

Full-year 2006 revenue was $331.3 million and net income was $11.9 million, or $1.10 per diluted share, which includes non-cash compensation expenses of $1.1 million, as required by FAS 123(R). The non-recurring charges consisted of a $4.3 million abandoned office space charge for unused facilities and the $2.7 million bonus noted above. For the year ended December 31, 2005, the Company’s revenue was $177.2 million and net income was $2.0 million, or $0.21 per diluted share, which included the $2.1 million in non-cash compensation mentioned above.

Backlog and New Business Award Highlights

At the end of the 2006 fourth quarter, the Company had total backlog of $969 million, of which 79 percent was funded, compared to total backlog at the end of the 2006 third quarter of $317 million, of which 49 percent was funded.

On October 19, 2006, the Company announced that it had received funding authorization for the second and third phases of The Road Home contract. The combined value of these two phases is approximately $669 million over a three-year period.

Other competitive contracts won during the quarter include:

•

ENERGY STAR® Market Transformation in Buildings and Facilities. ICF was awarded a five-year, over $20 million recompete contract with the U.S. Environmental Protection Agency (EPA), Office of Air and Radiation, Office of Atmospheric Programs, Climate Protection Partnership Division.

•	U.S. Environmental Protection Agency (EPA), Office of Solid Waste (OSW). This five-year, $16.5 million contract with EPA is to provide technical, outreach,

and voluntary program support regarding hazardous, industrial, municipal, and special wastes.

•

Clean Energy Policy and Program Support. This engagement is a new five-year, $9 million contract with the U.S. Environmental Protection Agency (EPA), Office of Air and Radiation, Office of Atmospheric Programs, Climate Protection Partnership Division (CPPD).

•	Southern California Edison’s California New Homes Program. ICF was awarded a two-year, $3.3 million recompete contract with Southern California Edison.

•

Multilateral Carbon Credit Fund (MCCF). Launched by the European Bank for Reconstruction and Development (EBRD) and the European Investment Bank (EIB), ICF will serve as manager of this new contract that runs through 2013.

•

Project Development and Management Services, and Environmental and Engineering Consulting from the Millennium Challenge Corporation (MCC). ICF received its second task order, valued at $3.2 million, under its five-year, multiple-award, indefinite-quantity contract from the U.S. government-owned corporation responsible for the stewardship of the Millennium Challenge Account (MCA).

Recent Developments

The Company is currently working with the Louisiana Division of Administration to clarify performance metrics on The Road Home contract, one of the deliverables in the contract. ICF believes that this will be a constructive way for all stakeholders to measure the program’s progress based upon fixed and transparent monthly metrics. Additionally, the State of Louisiana and U.S. Department of Housing and Urban Development are in discussions to clarify implementation processes for The Road Home program.

Outlook

“ICF entered 2007 with a solid backlog, and we are continuing to build our service capabilities across the full life cycle of client needs. Because of our recognized expertise, we see significant opportunities for growth across our markets, especially in homeland security, climate change, and energy. We also will continue to seek strategic acquisitions. As a result, we expect that 2007 will be a year of solid growth for ICF,” Mr. Kesavan noted.

Based on currently available information, the Company expects to report revenues for the quarter ending March 31, 2007, in the range of $125 million to $135 million and for the full year 2007 in the range of $480 million to $520 million. For both the quarter and the year, the Company seeks to earn net income equal to approximately 5% of revenues.

About ICF International

ICF International (Nasdaq: ICFI) partners with government and commercial clients to deliver consulting services and technology solutions in the energy, environment, transportation, social programs, defense, and homeland security markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from analysis and design through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 2,000 employees serve these clients worldwide. ICF’s Web site is http://www.icfi.com.

Caution Concerning Forward-Looking Statements

This document may contain “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995—that is, statements related to future—not past—events, plans, and prospects. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by such forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “guidance,” “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “seek,” “should,” “will,” “would,” or similar words. You should read statements that contain these words carefully because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other forward-looking information, and are subject to factors that could cause actual results to differ materially from those anticipated. For ICF, particular uncertainties that could adversely or positively affect the Company’s future results include but are not limited to: risks related to the government contracting industry, including the timely approval of government budgets, changes in client spending priorities, and the results of government audits and investigations; risks related to our business, including our dependence on contracts with U.S. Federal Government agencies and departments and the State of Louisiana; continued good relations with these and other customers; success in competitive bidding on recompete and new contracts; performance by ICF and its subcontractors under our contract with the State of Louisiana, Office of Community Development, including but not limited to the risks of failure to achieve certain levels of program activities, termination or material modification of the contract, and political uncertainties relating to The Road Home program; uncertainties as to whether revenues corresponding to the Company’s contract backlog will actually be received; the future of the energy sector of the global economy; our ability to attract and retain management and staff; strategic actions, including attempts to expand our service offerings and client base, the ability to make acquisitions, and the performance and future integration of acquired businesses; risks associated with operations outside the United States, including but not limited to international, regional, and national economic conditions, including the effects of terrorist activities, war, and currency fluctuations; and other risks and uncertainties disclosed in the Company’s filings with the Securities and Exchange Commission. These uncertainties may cause ICF’s actual future results to be materially different than those expressed in the Company’s forward-looking statements. ICF does not undertake to update its forward-looking statements.

ICF International, Inc.
Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three months ended		CYE
	Dec. 31	Dec. 31	Dec. 31	Dec. 31
	2006	2005	2006	2005
	Unaudited	Unaudited	Unaudited	Audited

Gross Revenue	$113,885	$51,782	$331,279	$177,218
Direct Costs	78,072	31,198	217,747	106,078
Indirect and selling expenses	19,896	18,265	87,056	60,039
Depreciation and amortization	921	3,147	3,536	5,541

Earnings from Operations	14,996	(828)	22,940	5,560

Other (Expense) Income
Interest expense, net	116	(1,143)	(3,229)	(2,981)
Other	77	(12)	366	1,308

Total Other Expense	193	(1,155)	(2,863)	(1,673)

Income before income taxes	15,189	(1,983)	20,077	3,887

Income Tax Expense	5,983	(951)	8,210	1,865

Net Income	9,206	(1,032)	11,867	2,022

Earnings per Share–Basic	$0.68	$(0.11)	$1.15	$0.22
Earnings per Share–Diluted	$0.65	$(0.11)	$1.10	$0.21

Weighted-avg Shares O/S–Basic	13,527	9,217	10,321	9,185
Weighted-avg Shares O/S–Diluted	14,179	9,769	10,796	9,737

ICF International, Inc.
Consolidated Statements of Operations
As a percentage of Gross Revenue, except the tax provision

	Three months ended		CYE
	Dec. 31	Dec. 31	Dec. 31	Dec. 31
	2006	2005	2006	2005
	Unaudited	Unaudited	Unaudited	Audited

Gross Revenue	100.0%	100.0%	100.0%	100.0%

Direct Costs	68.6%	60.2%	65.7%	59.9%
Indirect and selling expenses	17.5%	35.3%	26.3%	33.9%
Depreciation and amortization	0.81%	6.1%	1.1%	3.1%

Earnings from Operations	13.2%	-1.6%	6.9%	3.1%

Other (Expense) Income
Interest expense, net	0.1%	-2.2%	-0.9%	-1.7%
Other	0.1%	0.0%	0.1%	0.7%

Total Other Expense	0.2%	-2.2%	-0.8%	-0.9%

Income before income taxes	13.3%	-3.8%	6.1%	2.2%
Income Tax Expense	39.4%	48.0%	40.9%	48.0%

Net Income	8.1%	-2.0%	3.6%	1.1%

ICF International, Inc.
Consolidated Balance Sheets
	As of	As of
	December 31, 2006	December 31, 2005
	Unaudited	Audited
Assets
Current Assets
Cash	$2,997	$499
Contract receivables, net	110,548	52,871
Prepaid expenses	2,659	1,549
Deferred income tax	2,494	2,342

Total Current Assets	118,698	57,261

Property and Equipment, net	5,388	3,984

Goodwill	83,833	81,182
Other Intangible Assets	2,720	4,127
Restricted Cash	3,703	3,500
Other Assets	1,485	1,070

Total Assets	$215,827	$151,124

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$19,455	$7,062
Accrued salaries and benefits	17,727	10,201
Accrued expenses	37,202	8,271
Current portion of long-term debt	—	6,767
Deferred Revenue	18,281	6,396
Income tax payable	3,682	423

Total Current Liabilities	96,347	39,120

Long-term Debt, net of current portion	—	54,205
Deferred Rent	1,599	1,568
Deferred Income Tax	1,324	2,730
Other Liabilities	2,610	598

Total Liabilities	101,880	98,221

Commitments and Contingencies	—	—

Stockholders’ Equity
Common stock	14	9
Additional paid-in capital	98,995	50,909
Retained earnings	15,701	3,834
Treasury stock	(428)	(918)
Stockholder notes receivable	(562)	(1,139)
Accumulated other comprehensive income	227	208

Total Stockholders’ Equity	113,947	52,903

Total Liabilities & Stockholders’ Equity	$215,827	$151,124

ICF International, Inc., and Subsidiaries
Consolidated Statements of Cash Flows

Year ended December 31,	2006	2005
(in thousands of dollars)	Unaudited	Audited

Cash Flows from Operating Activities
Net income	$11,867	$2,022
Adjustments to reconcile net income to net cash provided by operating activities:
Accrued interest on stockholder notes	(59)	(60)
Deferred income taxes	(1,558)	(1,916)
Loss on disposal of fixed assets	21	50
Abandonment of leased space	4,064	—
Non-cash equity compensation	1,069	2,138
Depreciation and amortization	3,536	5,541
Changes in operating assets and liabilities:
Contract receivables	(57,907)	(4,340)
Prepaid expenses and other assets	(1,336)	(100)
Accounts payable	12,024	1,279
Accrued salaries and benefits	7,526	(3,170)
Accrued expenses	23,761	(580)
Deferred revenue	11,885	1,670
Income tax payable	3,259	(472)
Deferred rent	(40)	41
Other liabilities	(583)	133

Net Cash Provided by Operating Activities	17,529	2,236

Cash Flows from Investing Activities
Capital expenditures	(1,681)	(1,370)
Payments received on notes receivable	—	1,200
Payments for trademark applications	(75)	—
Payments for Synergy, Inc., net of cash received		(18,546)
Payments for Caliber Associates, Inc., net of cash received	102	(20,058)
Capitalized software development costs	(119)	(70)

Net Cash Used in Investing Activities	(1,773)	(38,844)

Cash Flows from Financing Activities
Payments on notes payable	(29,634)	(21,808)
Proceeds from notes payable	—	38,647
Net borrowings from (payments on) working capital facilities	(31,338)	23,054
Restricted cash related to Caliber acquisition	(203)	(3,500)
Debt issue costs	(262)	(525)
Proceeds from initial public offering	46,378	—
Exercise of options/warrants	481	—
Tax benefits of stock option exercises	214	—
Net payments for stockholder issuances and buybacks	256	312
Payments received on stockholder notes	831	107

Net Cash (Used In) Provided by Financing Activities	(13,277)	36,287

Effect of Exchange Rate on Cash	19	23

Increase (Decrease) in Cash	2,498	(298)

Cash, beginning of year	499	797

Cash, end of year	$2,997	$499
Supplemental disclosures of cash flow information:
Cash paid during the period:
Interest	$3,862	$2,839

Income taxes	$6,418	$4,954